UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

925 West Georgia Street, Suite 1908 Vancouver, B.C. V6C 3L2		n/a
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 8, 2015, Tuun Consulting Inc. and AKF Mining Services Inc. delivered to Silver Bull Resources, Inc. (the "Company") a technical report (the "Report") on the silver and zinc mineralization at the Sierra Mojada Project in accordance with Canadian National Instrument 43-101 ("NI 43-101"), as referenced in the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2015 that was filed with the U.S. Securities and Exchange Commission on June 12, 2015.  The Report includes an update on the silver and zinc mineralization which was estimated from 1,363 diamond drill holes, 24 reverse circulation drill holes, 9,027 channel samples and 2,346 underground long holes.  Using a net smelter return economic cut-off, the Report indicates mineralized material in the Lerchs-Grossman optimized pit of 56.8 million tonnes at an average silver grade of 50 grams/tonne silver, an average zinc percentage of 3.4%, an average copper percentage of 0.04% and an average lead percentage of 0.3%.  In addition, using the net smelter return economic cut-off, the Report indicates underground mineralized material outside the Lerchs-Grossman optimized pit of 1.9 million tonnes at an average zinc percentage of 9.4%, an average copper percentage of 0.02% and an average lead percentage of 0.4%.  Mineralized material estimates do not include any amounts categorized as inferred resources.

"Mineralized material" as used in this Current Report on Form 8-K, although permissible under the SEC's Industry Guide 7, does not indicate "reserves" by SEC standards.  The Company cannot be certain that any part of the Sierra Mojada Project will ever be confirmed or converted into SEC Industry Guide 7 compliant "reserves."  Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
23.1	Consent of Tuun Consulting Inc.
23.2	Consent of AKF Mining Services Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2015

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Tuun Consulting Inc.
23.2	Consent of AKF Mining Services Inc.